Southern Cross WEX 2015-1 Trust Class B Facility Deed
Dated      28 April 2015
Perpetual Corporate Trust Limited (ABN 99 000 341 533) in its capacity as trustee of the Southern Cross WEX 2015-1 Trust (“Trustee”)
The Bank of Tokyo-Mitsubishi UFJ, Ltd. (ABN 75 103 418 882) (“Manager”)
WEX Australia Pty Ltd (ABN 68 005 970 570) (“Class B Facility Provider”)

King & Wood Mallesons
Level 61
Governor Phillip Tower
1 Farrer Place
Sydney NSW 2000
Australia
T +61 2 9296 2000
F +61 2 9296 3999
DX 113 Sydney
www.kwm.com

Details1

Part 1 The Facility3
1The Facility    3
2Utilisation of the Facility    3
2.1Number of issues    3
2.2Requesting issue of Class B Notes    3
2.3Conditions to all issues    3
2.4Benefit of conditions    3

3Class B Notes    3
3.1Subscription and issue    3
3.2Trustee’s obligations    4
3.3Excluded issue    4
3.4Transfer of Class B Notes    4

Part 2 Interest, Fees and redemption5
4Interest    5
5Redemption and early redemption    5
5.1Final redemption    5
5.2Early redemption    5

Part 3 Standard terms6
6Payments    6
6.1Manner of payment    6
6.2Withholding Tax    6
6.3Gross-up    6
6.4Currency of payment    6
6.5Total Amount Owing    7

7Extension of facility    7
7.1Extension    7
7.2Agreement to Extend    7

8Representations and warranties    7
8.1Representations and warranties    7
8.2Repetition of representations and warranties    9
8.3Reliance    9
8.4Representations and warranties    9

9Event of Default    9
10Undertakings    10
10.1Trustee’s specific undertakings    10
10.2Manager specific undertakings    10
10.3Class B Facility Provider undertaking    11

11Increased costs    11
11.1Indemnification    11
11.2Possible minimisation    12

12Illegality or impossibility    12
12.1Class B Facility Provider’s right to suspend or cancel    12
12.2Extent and duration    13
12.3Notice requiring early redemption    13
12.4Class B Facility Provider to seek alternative funding method    13

13Acknowledgment of Trust Deed and General Security Agreement    13
13.1Trust Deed and General Security Agreement    13
13.2Bound    13

14GST    14
14.1Consideration GST exclusive    14
14.2Payment of GST    14
14.3Reimbursements    14
14.4Interpretation    14

15Interest on overdue amounts    14
15.1Compounding    14
15.2Interest following judgment    14

16Obligations in relation to offer or sale of the Class B Notes    15
16.1No disclosure document    15
16.2Restrictions on offer and sales of Class B Notes    15
16.3Class B Facility Providers to observe laws    15

17Dealing with interests    15
17.1No dealing by Trustee    15
17.2Dealings by Class B Facility Provider    16

18Notices    16
18.1Form    16
18.2Delivery    16
18.3When effective    16
18.4Receipt – postal    16
18.5Receipt – fax    16
18.6Receipt – email    16
18.7Receipt - general    17
18.8Waiver of notice period    17
18.9Change of Details    17
18.10Exception to email    17

19General    17
19.1Prompt performance    17
19.2Consents    17
19.3Set-off    17
19.4Discretion in exercising rights    17
19.5Partial exercising of rights    17
19.6No liability for loss    18
19.7Conflict of interest    18
19.8Remedies cumulative    18
19.9Indemnities    18
19.10Rights and obligations are unaffected    18
19.11Inconsistent law    18
19.12Supervening legislation    18
19.13Variation and waiver    18
19.14Confidentiality    18
19.15Further steps    19
19.16Counterparts    19
19.17Governing law    19
19.18Serving documents    19

20Limitation of Liability    19
21Australian Financial Services Licence    20
22Interpretation    20
22.1Definitions    20
22.2Other definitions    23
22.3Interpretation    23
22.4Limitation    23
Schedule 1 - Transfer of Class B Notes (clause 3.4)24
Signing page28

Southern Cross WEX 2015-1 Trust Class B Facility Deed

ࣩ King & Wood Mallesons 12164703_10	Southern Cross WEX 2015-1 Trust Class B Facility Deed	1

Details
Interpretation – definitions are at the end of the General terms

Parties	Trustee, Manager and Class B Facility Provider
Trustee	Name	Perpetual Corporate Trust Limited in its capacity as trustee of the Southern Cross WEX 2015-1 Trust
	ABN	99 000 341 533
	Address	Level 12, Angel Place 123 Pitt Street Sydney NSW 2000
	Telephone	02 9229 9000
	Email	SecuritisationOps@perpetual.com.au
	Attention	Manager, Transaction Manager, Capital Markets Fiduciary Services
Manager	Name	The Bank of Tokyo-Mitsubishi UFJ, Ltd.
	ABN	75 103 418 882
	Address	Level 25, The Gateway 1 Macquarie Place Sydney NSW 2000
	Telephone	61 2 9296 1224
	Fax	61 2 9247 8322
	Attention	Manager
Class B Facility Provider	Name	WEX Australia Pty Ltd
	ABN	68 005 970 570
	Address	Level 3 293 Camberwell Road Camberwell VIC 3124
	Telephone	61 3 9274 9100
	Fax	61 3 9274 9130
	Attention	Chief Financial Officer
Facility	Description	364 day revolving facility, subject to extension

	Availability Period	The period from the date of this document to the date which is 364 days after the date of this document subject to any extensions under clause 8.1 (“Extensions”).
	Final Maturity Date	The last day of the Availability Period.

ࣩ King & Wood Mallesons 12164703_10	Southern Cross WEX 2015-1 Trust Class B Facility Deed	2

	Interest Rate	Bank Bill Rate plus the Margin.
	Margin	means the margin set out in the Receivables Acquisition and Servicing Agreement.
Interest Periods (clause 4)
In respect of each Class B Note, the period from and including an Interest Payment Date to, but excluding, the following Interest Payment Date, provided that in respect of the first Interest Period for each Class B Note issued on a Business Day other than an Interest Payment Date, the Interest Period shall be the period from and including the first Drawdown Date of that Class B Note to, but excluding, the immediately following Interest Payment Date.

	Purpose	To fund: (a) the acquisition and continued holding of Receivables by the Trustee; and (b) the investment by the Trustee in Authorised Investments.
	Aggregate minimum issue amount	Minimum A$500,000.
	Early redemption (clause 5)	Full and partial redemptions are permitted under clause 5.2 (“Early redemption”).
Governing law	New South Wales
Date of deed	See Signing page

Part 1 The Facility

1	The Facility
The Class B Facility Provider agrees to provide the financial accommodation as required under this document by subscribing for each Class B Note to be issued by the Trustee under the Supplementary Terms Notice and this document and agreeing to fund increases in the Invested Amount of an existing Class B Note.

2	Utilisation of the Facility

2.1	Number of issues
The Trustee need not use the Facility. However, if the Facility is used, the Facility may only be used by the issue of one or more Class B Notes or by increasing the Invested Amount of an existing Class B Note.

2.2	Requesting issue of Class B Notes
If the Trustee, as Buyer under the Receivables Acquisition and Servicing Agreement, has been requested to acquire Receivables under the Receivables Acquisition and Servicing Agreement and the Manager has directed the Buyer to accept that offer in accordance with clause 3.1 (“Acceptance of offer”) of the Receivables Acquisition and Servicing Agreement, the Class B Facility Provider will agree to provide funding in respect of the Class B Notes as contemplated by the Receivables Acquisition and Servicing Agreement.

2.3	Conditions to all issues
The Class B Facility Provider need not fund a Drawdown unless the Drawdown is to be made during the Availability Period.

2.4	Benefit of conditions
Each condition to subscription is for the sole benefit of the Class B Facility Provider and may be waived by the Class B Facility Provider.

3	Class B Notes

3.1	Subscription and issue
Subject to clause 2.3 (“Conditions to all issues”), each of the Class B Facility Provider, the Manager and the Trustee agree that:

(a)	the Class B Facility Provider will fund a Drawdown on each Drawdown Date by providing the proposed amount as contemplated by the Receivables Acquisition and Servicing Agreement;

(b)	in the case of the first Drawdown, the Manager will notify the Trustee of the initial Invested Amount of the Class B Notes to be issued; and

(c)	on each Payment Date, the Manager will notify the Trustee of the Invested Amount of the Class B Notes after giving effect to all increases or decreases in such Invested Amount on such date;

(d)	the Trustee will:

(i)	in the case of the first Drawdown, issue to the Class B Facility Provider on the first Drawdown Date, one or more Class B Notes which have an initial Invested Amount equal to; and

(ii)	in respect of any other Drawdown:

(A)	unless paragraph (B) applies, increase the Invested Amount of an existing Class B Note issued to the Class B Facility Provider by an amount equal to; or

(B)	if requested by the Class B Facility Provider, issue to the Class B Facility Provider one or more Class B Notes which have an initial Invested Amount equal to, the proposed amount as contemplated by the Receivables Acquisition and Servicing Agreement on the relevant Drawdown Date.
Each Class B Note is issued on the conditions set out in the Supplementary Terms Notice and this document by the Trustee entering each Class B Note in the Class B Note Register.

3.2	Trustee’s obligations
On receipt of any payment from the Class B Facility Provider in accordance with this clause 3 (“Class B Notes”), the Trustee must issue the Class B Notes or make the increase in the Invested Amount of the existing Class B Notes referred to in clause 3.1 (“Subscription and issue”) by entering the applicable details in the Class B Note Register.

3.3	Excluded issue
The Class B Facility Provider must ensure that the Class B Notes issued are only issued, or any increase to the Invested Amount of existing Class B Notes is made, in a manner which does not require disclosure to investors under Part 6D.2 of the Corporations Act or Chapter 7 of the Corporations Act and is otherwise in accordance with all applicable laws.

3.4	Transfer of Class B Notes
All transfers of a Class B Note are regulated by, and subject to, clause 10.3 (“Class B Facility Provider undertaking”) and Schedule 1 (“Transfer of Class B Notes”) of this document.
Part 2 Interest, Fees and redemption

4	Interest
The Trustee agrees to pay interest on each Class B Note for each of its Interest Periods at the Interest Rate. Interest:

(a)
accrues daily for each Class B Note at the Interest Rate at the first day of the Interest Period on the Class B Facility Principal Outstanding for that Class B Note on the relevant day from (and including) the first day of an Interest Period to (but excluding) the last day of the Interest Period; and

(b)	is payable in arrears on each Interest Payment Date; and

(c)	is calculated on actual days elapsed and a year of 365 days.

5	Redemption and early redemption

5.1	Final redemption
Subject to clause 5.2 (“Early redemption”), the Trustee agrees to redeem each Class B Note issued by it on the Final Maturity Date.

5.2	Early redemption
If the Class B Notes are redeemed on a date other than the Final Maturity Date, the Trustee agrees to pay any applicable Break Costs.
Part 3 Standard terms

6	Payments

6.1	Manner of payment
Despite any other provision of a Transaction Document in respect of the Trust, the Trustee agrees to make payments (including by way of reimbursement) under this document or any Class B Note:

(a)
on the due date (or, if that is not a Business Day, as modified in accordance with the Modified Following Business Day Convention unless that day falls after the Final Maturity Date, in which case, on the previous Business Day); and

(b)	not later than 1:00pm in the place for payment; and

(c)	in Australian dollars in immediately available funds; and

(d)	in full without set-off or counterclaim, and without any withholding or deduction in respect of Taxes unless such withholding or deduction is required by law.

6.2	Withholding Tax
If a law requires the Trustee to withhold or deduct an amount in respect of Taxes, or for or on account of FATCA, from a payment in respect of a Class B Note, the Trustee agrees to withhold or deduct the amount and pay that amount to the relevant Governmental Agency.

6.3	Gross-up
If the Trustee is required by law to make any withholding or deduction for or on account of Tax (excluding FATCA) or otherwise on any payment under the Class B Notes, it will pay to the Class B Facility Provider such additional amounts as are necessary to ensure that the Class B Facility Provider receives and retains (free and clear of any liability in relation to any such withholding or deduction) a net sum equal to what it would have received and retained had no such withholding or deduction been required. However, the Trustee is not required to pay such additional amounts in respect of an Excluded Tax.
Notwithstanding any other clause of this Class B Facility Deed, if the Trustee, or any other person through whom payments on the Class B Notes are made, is required to withhold or deduct amounts under or in connection with, or in order to ensure compliance with FATCA, the Trustee or that other person shall be permitted to make such withholding or deduction and the Class B Facility Provider will not be permitted to receive any gross up, additional amount or other amount for such withholding or deduction.

6.4	Currency of payment
The Trustee waives any right it has in any jurisdiction to pay an amount other than in the currency in which it is due. However, if the Class B Facility Provider receives an amount in a currency other than that in which it is due:

(a)
it may convert the amount received into the due currency (even though it may be necessary to convert through a third currency to do so) on the day and at such rates (including spot rate, same day value rate or value tomorrow rate) as it reasonably considers appropriate. It may deduct its usual Costs in connection with the conversion; and

(b)	the Trustee satisfies its obligation to pay in the due currency only to the extent of the amount of the due currency obtained from the conversion after deducting the Costs of the conversion.

6.5	Total Amount Owing
Subject to the provisions of any Transaction Document in respect of the Trust, the Trustee agrees to pay the Amount Owing on the Final Maturity Date under this document.

7	Extension of facility

7.1	Extension
Unless the Class B Facility Provider provides the Trustee with notice in writing that it does not wish to extend the Availability Period, the Availability Period will automatically renew in accordance with clause 7.2 (“Agreement to Extend”). The Class B Facility Provider must inform the Trustee of that it does not wish to extend the then current Availability Period by no later than 4.00 p.m. (Sydney time) on the day 60 days prior to the Renewal Date (or such other period as requested by the Class B Facility Provider).

7.2	Agreement to Extend
Unless the Class B Facility Provider provides the Trustee with written notice that it does not wish to extend the Availability Period in accordance with clause 7.1 (“Extension”), then the term of the Facility is extended automatically with effect only from and including the Renewal Date and the end of the Availability Period on that Renewal Date becomes the date which is 364 days after (but not including) that Renewal Date or such other period as may be agreed.

8	Representations and warranties

8.1	Representations and warranties
Each of the Trustee (other than in respect of paragraphs (g), (h), (n) and (p)) and the Manager (other than in respect of paragraph (o) and (r)) represents and warrants (except in relation to matters disclosed to the Class B Facility Provider and accepted by the Class B Facility Provider in writing) that:

(a)
(incorporation and existence) it has been incorporated as a company limited by shares in accordance with the laws of its place of incorporation, is validly existing under those laws and has power and authority to carry on its business as it is now being conducted; and

(b)	(power) it has power to enter into the Transaction Documents in respect of the Trust to which it is a party and comply with its obligations under them; and

(c)
(no contravention or exceeding power) the Transaction Documents in respect of the Trust and the transactions under them which involve it do not contravene its constituent documents (if any) or any law or obligation by which it is bound or to which any of its assets are subject, or cause a limitation on its powers or the powers of its directors to be exceeded; and

(d)
(authorisations) it has in full force and effect the authorisations necessary for it to enter into the Transaction Documents in respect of the Trust to which it is a party, to comply with its obligations and exercise its rights under them and to allow them to be enforced; and

(e)
(validity of obligations) its obligations under the Transaction Documents in respect of the Trust are valid and binding and are enforceable against it in accordance with their terms (subject to general principles of equity, the PPSA, registration, stamping and laws affecting creditors’ rights generally); and

(f)	(benefit) it benefits by entering into the Transaction Documents in respect of the Trust to which it is a party; and

(g)
(litigation) there is no pending or threatened proceeding affecting it or any of their assets before a court, authority, commission or arbitrator except those in which a decision against it (either alone or together with other decisions) would be insignificant; and

(h)
(default under law - Material Adverse Event) it is not in breach of a law or obligation affecting any of them, the business carried on by them, or their assets in a way which is, or is likely to have, a material adverse effect on its business, assets or financial condition; and

(i)	(no immunity) it has no immunity from the jurisdiction of a court or from legal process; and

(j)	(Encumbrance) it has taken no action to create any Encumbrance (other than those created under or contemplated by the Transaction Documents); and

(k)	(Event of Default) in the case of the Trustee, so far as the Trustee is aware, no Event of Default in respect of the Trust has occurred and is subsisting; and

(l)
(representations true) each of its representations and warranties contained in any Transaction Document in respect of the Trust is true and correct when made or repeated or regarded as made or repeated; and

(m)	(no Insolvency) either in its personal capacity or as trustee of the Trust, it is not Insolvent; and

(n)	(Taxes) it has complied with all laws relating to Tax in all applicable jurisdictions and it has paid all Taxes due and payable by it other than Contested Taxes; and

(o)	(vesting) the Trust has not been terminated and the Security Trust in respect of the Trust has not been terminated; and

(p)	(removal) no steps have been taken to remove the Manager; and

(q)	(subsisting breach) to its knowledge, there is no subsisting breach of its material obligations under this document or any Transaction Document in relation to the Trust; and

(r)	(sole trustee) it is the sole trustee of the Trust.

8.2	Repetition of representations and warranties
The representations and warranties in this clause 8 (“Representations and warranties”) are taken to be also made (by reference to the then current circumstances) on the date each Drawdown Date.

8.3	Reliance
Each of the Trustee and the Manager acknowledges that the Class B Facility Provider has entered into the Transaction Documents in reliance on the representations and warranties in this clause 8.

8.4	Representations and warranties
The Class B Facility Provider represents and warrants (except in relation to matters disclosed to the Manager and accepted by the Manager in writing) that:

(a)
(incorporation and existence) it has been incorporated as a company limited by shares in accordance with the laws of its place of incorporation, is validly existing under those laws and has power and authority to carry on its business as it is now being conducted; and

(b)	(power) it has power to enter into the Transaction Documents in respect of the Trust to which it is a party and comply with its obligations under them; and

(c)
(no contravention or exceeding power) the Transaction Documents in respect of the Trust and the transactions under them which involve it do not contravene its constituent documents (if any) or any law or obligation by which it is bound or to which any of its assets are subject, or cause a limitation on its powers or the powers of its directors to be exceeded; and

(d)
(authorisations) it has in full force and effect the authorisations necessary for it to enter into the Transaction Documents in respect of the Trust to which it is a party, to comply with its obligations and exercise its rights under them and to allow them to be enforced; and

(e)
(validity of obligations) its obligations under the Transaction Documents in respect of the Trust are valid and binding and are enforceable against it in accordance with their terms (subject to general principles of equity and laws affecting creditors’ rights generally).

9	Event of Default
If:

(c)	an Event of Default occurs; and
(d)

(i)	the Class A Facility Provider has declared that the Secured Money owing to it is payable on demand or immediately due for payment;

(ii)	the Class A Facility Provider as Voting Secured Creditor has directed the Security Trustee to enforce the Charge; or

(iii)	the Class A Facility Provider has provided its prior written consent, then the Class B Facility Provider may declare at any time, by notice to the Trustee, the Security Trustee and the Manager that:

(e)	an amount equal to the Amount Owing is either:

(i)	payable on demand; or

(ii)	immediately due for payment;

(f)	the Class B Facility Provider’s obligations specified in the notice are terminated.
The Class B Facility Provider may make either or both of these declarations. The making of either of them gives immediate effect to its provisions.

10	Undertakings

10.1	Trustee’s specific undertakings
Without limiting the obligations of the Trustee under the Transaction Documents in respect of the Trust, for such time that an amount is outstanding under this document, the Trustee undertakes to comply with, perform, observe and enforce all the obligations on its part contained in this document and the Transaction Documents which relate to the Trust.

10.2	Manager specific undertakings
The Manager undertakes to:

(f)	(comply with obligations) comply with, perform, observe and enforce all the obligations on its part contained in this document and the Transaction Documents which relate to the Trust;

(g)
(Event of Default etc) notify the Class B Facility Provider and the Trustee promptly of full details of an Amortisation Event, a Potential Event of Default or an Event of Default, each, where applicable, in respect of the Trust, of which it is aware or otherwise of an event of which it is aware with the giving of notice, lapse of time or fulfilment of any condition will become such an Event of Default or an Amortisation Event in respect of the Trust, and the steps taken by it to remedy any such event;

(h)
(notify breach) promptly notify the Class B Facility Provider and the Trustee of a breach of, or a change in, the status of the representations and warranties set out in clause 8 (“Representations and warranties”);

(i)
(reporting) provide to the Class B Facility Provider in a form and on the date agreed between the Manager and the Class B Facility Provider (such date to occur no more frequently than calendar monthly), such reports as may reasonably be required by the Class B Facility Provider from time to time in respect of the Trust;

(j)	(amendments) without the consent of the Class B Facility Provider, not amend, vary or alter, or consent to any amendment, variation or alteration of any Transaction Document in respect of the Trust;

(k)
(timely payment) manage the cash flow of the Trustee in respect of the Trust such that sufficient income will be available to the Trustee to make timely payment of interest due under this document and such that the Trustee will be able to meet its obligations to repay the Amount Owing on the Final Maturity Date;

(l)
(certification) deliver a certificate to the Class B Facility Provider and the Trustee, from time to time stating that there is no subsisting Event of Default or specifying the details of any such Event of Default; and

(m)
(withhold consent) withhold its consent or approval to any matter or thing which under the Transaction Documents in relation to the Trust requires such consent or approval, or which is prohibited, without the prior written consent of the Class B Facility Provider and no such action will be effective in the absence of such consent;

(n)
(obligations to act) where the Transaction Documents in relation to the Trust requires the Manager to act (including as to the exercise of any discretion or power, the making of any determination, the formation of any opinion or the granting of any consent):

(i)	request instructions or directions from Class B Facility Provider as to how it should act; and

(ii)	act in accordance with any instructions or directions of the Class B Facility Provider and take all action necessary to comply with any such instructions or directions, unless to do so would be unlawful, would cause any party to breach a term of a Transaction Document in respect of the Trust or would affect the Trustee’s right of indemnity out of the Trust Assets;

(o)
(other borrowings) not, without the consent of the Class B Facility Provider direct the Trustee to have any other borrowings except as expressly contemplated by the Transaction Documents in relation to the Trust; and

(p)	(Trust) perform its management duties in respect of the Trust in accordance with the Management Deed and the standards of a reasonably prudent manager of equivalent trusts in the market place.

10.3	Class B Facility Provider undertaking
The Class B Facility Provider undertakes that it will not transfer the Class B Notes without the consent of the Manager.

11	Increased costs

11.1	Indemnification
The Trustee agrees to indemnify the Class B Facility Provider on demand for any cost incurred by or on behalf of the Class B Facility Provider if the Class B Facility Provider reasonably determines that:

(q)	a Directive, or change in Directive, in either case applying for the first time after the date of this document; or

(r)	a change in a Directive’s interpretation or administration by an authority after the date of this document; or

(s)	compliance by the Class B Facility Provider with any such Directive, changed Directive or changed interpretation or administration, directly or indirectly:

(t)	increases the cost of the Facility to the Class B Facility Provider; or

(u)	reduces any amount received or receivable by, or the effective return to, the Class B Facility Provider, in connection with the Facility; or

(v)	reduces the return on capital allocated to the Facility, or the overall return on capital of the Class B Facility Provider.
In this clause 11.1 (“Indemnification”), a reference to a Directive does not include a Directive imposing or changing the basis of a Tax on the overall net income of the Class B Facility Provider or any other entity.
Indemnification need not be in the form of a lump sum and may be demanded as a series of payments.
Any demand under this clause 11.1 (“Indemnification”) is to be made by the Class B Facility Provider.
If a Class B Facility Provider makes a demand under this clause 11.1 (“Indemnification”), it agrees to provide the Trustee and the Manager with reasonably detailed calculations showing how the amount demanded has been ascertained. However, nothing in this clause obliges the Class B Facility Provider to provide details of its business or tax affairs which it considers in good faith to be confidential. In calculating such amounts the Class B Facility Provider may use averaging and attribution methods or any other methods it considers appropriate to determine the relevant amount provided such methods are reasonable in the circumstances.

11.2	Possible minimisation
The Trustee agrees to compensate the Class B Facility Provider whether or not the increase or reduction could have been avoided. However, if the Trustee or the Manager asks, the Class B Facility Provider agrees to consider ways of minimising any increase or reduction.

12	Illegality or impossibility

12.1	Class B Facility Provider’s right to suspend or cancel
This clause 12 (“Illegality or impossibility”) applies if the Class B Facility Provider determines that any event occurs, including without limitation:

(a)	a change in a Directive; or

(b)	a change in the interpretation or administration of a Directive by an authority; or

(c)	a Directive,
applying for the first time after the date of this document, which makes it (or will make it) illegal or impossible in practice for the Class B Facility Provider to fund, provide, or continue to fund or provide, financial accommodation under this document. In these circumstances, the Class B Facility Provider by giving a notice to the Trustee and Manager, may suspend or cancel some or all of its obligations under this document as indicated in the notice.

12.2	Extent and duration
The suspension or cancellation:

(a)	must apply only to the extent necessary to avoid the illegality or impossibility; and

(b)	in the case of suspension, may continue only for so long as the illegality or impossibility continues.

12.3	Notice requiring early redemption
If the illegality or impossibility relates to the funding of the Class B Notes, the Class B Facility Provider by giving a notice to the Trustee and the Manager, may require early redemption of all or part of the Class B Notes and interest accrued on such Class B Notes. The Trustee agrees to repay the amount specified on the first Interest Payment Date which is on or after 20 Business Days after receiving the notice (or, if earlier, on the date the illegality or impossibility arises).

12.4	Class B Facility Provider to seek alternative funding method
If a notice is given pursuant to clause 12.3 (“Notice requiring early redemption”), then the Class B Facility Provider agrees to use reasonable endeavours for a period of 20 Business Days to make the relevant financial accommodation available by some alternative means (including changing its lending office to another then existing lending office or making the financial accommodation available through a Related Entity of the Class B Facility Provider).

13	Acknowledgment of Trust Deed and General Security Agreement

13.1	Trust Deed and General Security Agreement
The parties acknowledge and agree that the Trustee and the Manager in exercising their powers and discretions under this document, and in performing their obligations under this document, must act in accordance with their duties and obligations under the Master Trust Deed, the Supplementary Terms Notice in respect of the Trust and the General Security Agreement in respect of the Trust and may exercise such powers and discretions as provided in the Master Trust Deed, the Supplementary Terms Notice in respect of the Trust and the General Security Agreement in respect of the Trust and (without limitation) in forming any opinion may obtain and act upon the advice of persons who are not parties to this document in accordance with (in the case of the Trustee) clause 16 (“Delegation and reliance on advice”) of the Master Trust Deed and (in the case of the Manager) clause 4 (“Delegation and reliance on advice”) of the Management Deed.

13.2	Bound
The parties acknowledge that they are bound by the terms of the Master Trust Deed, the Supplementary Terms Notice in respect of the Trust, the Security Trust Deed and the General Security Agreement in respect of the Trust.

14	GST

14.1	Consideration GST exclusive
Unless expressly stated otherwise in this document, all amounts payable or consideration to be provided under this document are exclusive of GST.

14.2	Payment of GST
If GST is payable on any supply made under this document, for which the consideration is not expressly stated to include GST, the recipient agrees to pay to the supplier an additional amount equal to the GST at the same time that the consideration for the supply is to be provided. However:

(a)	the recipient need not pay the additional amount until the supplier gives the recipient a tax invoice or an adjustment note; and

(b)
if an adjustment event arises in respect of the supply, the additional amount will be adjusted to reflect the adjustment event and the recipient or the supplier (as the case may be) must make any payments necessary to reflect the adjustment.

14.3	Reimbursements
If a party is required under this document to indemnify another party or pay or reimburse costs of another party, that party agrees to pay:

(a)	the relevant amount less any input tax credits to which the other party (or to which the representative member for a GST group of which the other party is a member) is entitled; and

(b)	if the indemnity or payment or reimbursement is subject to GST, an amount equal to that GST, in accordance with clause 16.2 (“Payment of GST”).

14.4	Interpretation
All expressions used in this clause 16 (“GST”) which are defined in the GST Law have the meanings given to them in the GST law. GST law has the same meaning it has in the GST Act.

15	Interest on overdue amounts

15.1	Compounding
Any interest in connection with this document in relation to the Class B Notes which is not paid when due for payment may be added to the overdue amount by the Class B Facility Provider at intervals which the Class B Facility Provider determines from time to time or, if no determination is made, every 30 days. Interest is payable on any amount which is overdue for payment (including any amounts of interest added to the overdue amount in accordance with the previous clause) at a rate equal to the Interest Rate plus 2% per annum in the manner set out in clause 4 (“Interest”).

15.2	Interest following judgment
If a liability becomes merged in a judgment, the Trustee agrees to pay interest on the amount of that liability as an independent obligation. This interest:

(c)	accrues daily from (and including) the date the liability becomes due for payment both before and after the judgment up to (but excluding) the date the liability is paid; and

(d)	is calculated at the judgment rate or the Interest Rate (whichever is higher).
The Trustee agrees to pay interest under this clause on demand from the Class B Facility Provider.

16	Obligations in relation to offer or sale of the Class B Notes

16.1	No disclosure document
The Class B Facility Provider acknowledges that no disclosure document in relation to any Class B Note has been lodged with the Australian Securities and Investments Commission.

16.2	Restrictions on offer and sales of Class B Notes
The Class B Facility Provider agrees that it will not:

(a)
directly or indirectly offer, sell or transfer any Class B Note or distribute any disclosure document, prospectus, circular, advertisement or other offering material relating to any Class B Note in any jurisdiction except under circumstances that will result in compliance with the laws of that jurisdiction; or

(b)
make any offer or invitation for the sale or transfer of any Class B Note in Australia unless such offer or invitation does not require disclosure to investors under Part 6D.2 or Chapter 7 of the Corporations Act; or

(c)	circulate or issue a disclosure document, prospectus or other offering material relating to any Class B Note in Australia which requires lodging under Chapter 6D or Chapter 7 of the Corporations Act.

16.3	Class B Facility Providers to observe laws
The Class B Facility Provider agrees to comply with laws in any jurisdiction in which it may subscribe for, offer, sell or transfer any Class B Note. Neither the Trustee nor the Manager has any responsibility for obtaining any authorisations the Class B Facility Provider requires in connection with the subscription, offer, sale or transfer of any Class B Note.

17	Dealing with interests

17.1	No dealing by Trustee
The Trustee may not assign or otherwise deal with its rights under any Transaction Document in respect of the Trust or allow any interest in them to arise or be varied, in each case, without the Class B Facility Provider’s consent other than as expressly contemplated by the Transaction Documents in respect of the Trust.

17.2	Dealings by Class B Facility Provider
Subject to clause 3.4 (“Transfer of Class B Notes”) and clause 10.3 (“Class B Facility Provider Undertaking”), the Class B Facility Provider may deal with its rights under the Transaction Documents in respect of the Trust (including by assignment or participation) without the consent of any other person.

18	Notices

18.1	Form
Unless expressly stated otherwise in the Transaction Documents in respect of the Trust, all notices, certificates, consents, approvals, waivers and other communications in connection with this document in respect of the Trust must be in writing, signed by an Authorised Officer of the sender and marked for attention as set out or referred to in the Details or, if the recipient has notified otherwise, marked for attention in the way last notified.

18.2	Delivery
They must be:

(a)	left at the address set out or referred to in the Details; or

(b)	sent by prepaid post (airmail, if appropriate) to the address set out or referred to in the Details; or

(c)	sent by fax to the fax number set out or referred to in the Details; or

(d)	sent by email to the email address set out or referred to in the Details.
However, if the intended recipient has notified a changed postal or email address or changed fax number, then the communication must be to that address or number.

18.3	When effective
They take effect from the time they are received unless a later time is specified in them.

18.4	Receipt – postal
If sent by post, they are taken to be received three Business Days after posting (or seven Business Days after posting if sent to or from a place outside Australia).

18.5	Receipt – fax
If sent by fax, they are taken to be received at the time shown in the transmission report as the time that the whole fax was sent, provided they are received in legible form.

18.6	Receipt – email
If sent by email, they are taken to be received at the time shown in the email as the time that the email was received, provided they are received in a readable form.

18.7	Receipt - general
Despite clauses 18.4 (“Receipt – postal”), 18.5 (“Receipt – fax”) and 18.6 (“Receipt – email”), if they are received after 5:00pm in the place of receipt or on a non-Business Day, they are taken to be received at 9:00am on the next Business Day.

18.8	Waiver of notice period
The Class B Facility Provider may waive a period of notice required to be given by the Trustee or Manager under this document.

18.9	Change of Details
Each of the parties agree to give to every other party to this document, at least 5 Business Days’ notice of a change to their Details.

18.10	Exception to email
Unless the body of an email and/or an attachment to an email (as applicable) is signed by an Authorised Officer, no notice, certificate, consent, approval, waiver or other communication in connection with this document in respect of the Trust will be effective if it is sent to or received by the Manager in the form of an email.

19	General

19.1	Prompt performance

(e)	If a Transaction Document in respect of the Trust specifies when the Trustee or Manager agrees to perform an obligation, the Trustee and Manager agree to perform it by the time specified; and

(f)	The Trustee and Manager agree to perform all other obligations promptly.

19.2	Consents
The Trustee and Manager acknowledge that any consent the Class B Facility Provider gives to them in connection with a Transaction Document in respect of the Trust may be subject to conditions.

19.3	Set-off
No party (“First Party”) may set off any amount due for payment by the First Party to another party to this document (“Second Party”), against any amount due for payment by the Second Party to the First Party under the Transaction Documents in respect of the Trust at any time.

19.4	Discretion in exercising rights
The Class B Facility Provider may exercise a right or remedy or give or refuse its consent under a Transaction Document in respect of the Trust in any way it considers appropriate (including by imposing conditions).

19.5	Partial exercising of rights
If the Class B Facility Provider does not exercise a right or remedy under a Transaction Document in respect of the Trust fully or at a given time, the Class B Facility Provider may still exercise it later.

19.6	No liability for loss
The Class B Facility Provider is not liable for loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising, a right or remedy under a Transaction Document in respect of the Trust.

19.7	Conflict of interest
Each of the Class B Facility Provider’s rights and remedies under any Transaction Document in respect of the Trust may be exercised even if this involves a conflict of duty or the Class B Facility Provider has a personal interest in their exercise.

19.8	Remedies cumulative
The rights and remedies of the Class B Facility Provider under any Transaction Document in respect of the Trust are in addition to other rights and remedies given by law independently of the Transaction Document in respect of the Trust.

19.9	Indemnities
Any indemnity in a Transaction Document is a continuing obligation, independent of the Trustee’s other obligations under that Transaction Document in respect of the Trust and continues after the Transaction Document in respect of the Trust ends. It is not necessary for the Class B Facility Provider to incur expense or make payment before enforcing a right of indemnity under a Transaction Document in respect of the Trust.

19.10	Rights and obligations are unaffected
Rights given to the Class B Facility Provider under a Transaction Document in respect of the Trust and the Trustee’s and Manager’s liabilities under it are not affected by anything which might otherwise affect them at law.

19.11	Inconsistent law
To the extent permitted by law, each Transaction Document in respect of the Trust prevails to the extent it is inconsistent with any law.

19.12	Supervening legislation
Any present or future legislation which operates to vary the obligations of the Trustee or the Manager in connection with a Transaction Document in respect of the Trust with the result that the Class B Facility Provider’s rights, powers or remedies are adversely affected (including by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

19.13	Variation and waiver
A provision of a Transaction Document in respect of the Trust, or right created under it, may not be waived or varied except in writing signed by the party or parties to be bound.

19.14	Confidentiality
Each party agrees not to disclose information provided by any other party that is not publicly available (including the existence of or contents of any Transaction Document in respect of the Trust) except:

(a)	to any person in connection with an exercise of rights or a dealing with rights or obligations under a Transaction Document in respect of the Trust; or

(b)	to officers, employees, legal and other advisers and auditors of the Class B Facility Provider in respect of the Trust; or

(c)	to any party to this document or any Related Entity of any party to this document, provided the recipient agrees to act consistently with this clause 19.14; or

(d)	with the consent of the party who provided the information (such consent not to be unreasonably withheld); or

(e)	to any rating agency of any Trust; or

(f)
any disclosure the disclosing party reasonably believes is required by any law or stock exchange (except that this paragraph does not permit a party to disclose any information under section 275(4) of the PPSA unless section 275(7) of the PPSA applies).

Each party consents to disclosures made in accordance with this clause 19.14.

19.15	Further steps
The Trustee and Manager agree to do anything the Class B Facility Provider reasonably asks (such as obtaining consents, signing and producing documents and getting documents completed and signed):

(a)	to bind the Trustee and Manager and any other person intended to be bound under the Transaction Documents in respect of the Trust; or

(b)	to show whether the Trustee and Manager are complying with this document.

19.16	Counterparts
This document may consist of a number of copies, each signed by one or more parties to the agreement. If so, the signed copies are treated as making up the one document.

19.17	Governing law
This document is governed by the law in force in the place specified in the Details and each party submits to the non-exclusive jurisdiction of the courts of that place.

19.18	Serving documents
Without preventing any other method of service, any document in a court action may be served on a party by being delivered to or left at that party’s address for service of notices under clause 18 (“Notices”).

20	Limitation of Liability
Clause 17 (“Indemnity and limitation of liability”) of the Master Trust Deed is incorporated into this document as if it was set out in full in this document with any necessary amendments to clause references and references to applicable documents.

21	Australian Financial Services Licence
As at the date of this document, Perpetual Trustee Company Limited (ABN 42 000 001 007) has obtained an Australian Financial Services Licence under Part 7.6 of the Corporations Act (Australian Financial Services Licence Number 236643). As at the date of this document, Perpetual Trustee Company Limited (ABN 42 000 001 007) has appointed Perpetual Corporate Trust Limited (ABN 99 000 341 533) to act as its authorised representative under that licence (Authorised Representative Number 266799).

22	Interpretation

22.1	Definitions
These meanings apply unless the contrary intention appears:
Advance means the initial Invested Amount of a Class B Note subscribed for by the Class B Facility Provider or the increase in the Invested Amount of an existing Class B Note in accordance with this deed.
Amount Owing means, at any time for the Class B Facility Provider, the total of all amounts which are then due for payment, or which will or may become due for payment, in connection with this document and the Class B Notes (including transactions in connection with them) to the Class B Facility Provider.
Availability Period has the meaning given to such term in the Details.
Bank Bill Rate means, for an Interest Period, the average bid rate for Bills having a tenor closest to the Interest Period as displayed on the “BBSW” page of the Reuters Monitor System on the first day of that Interest Period.
However, if the average bid rate for that tenor:

(a)	is not displayed by 10:30 am on that day; or

(b)	is displayed but the Manager determines that there is an obvious error in that rate; or

(c)	is otherwise not available,
then Bank Bill Rate means the rate determined by the Manager in good faith at approximately 10:30 am on that day, having regard, to the extent possible, to the rates otherwise bid for Bills of that tenor at or around that time (including any displayed on the “BBSY” page of the Reuters Monitor System).
Bill has the meaning it has in the Bills of Exchange Act 1909 (Cwlth) and a reference to the acceptance of a Bill is to be interpreted in accordance with that Act.
Break Costs means an amount, reasonably determined by the Class B Facility Provider and notified to the Manager prior to any applicable prepayment, equal to any loss, cost or liability incurred by the Class B Facility Provider because of the termination of arrangements it has made with others to fund (or to maintain its funding of) financial accommodation under the Transaction Documents or the loss of interest which the Class B Facility Provider may suffer by reinvesting the proceeds of any prepayment until the following Interest Payment Date.
Buyer has the meaning given to that term in the Receivables Acquisition and Servicing Agreement.
Class A Facility Deed means the deed entitled “Southern Cross WEX 2015-1 Trust Class A Facility Deed” dated on or about the date of this document between the Trustee, the Manager and The Bank of Tokyo-Mitsubishi UFJ, Ltd., Sydney Branch.
Class A Facility Principal Outstanding has the meaning given to that term under the Class A Facility Deed.
Class B Facility Principal Outstanding means, at any time, the aggregate outstanding principal amount of all Advances at that time.
Class B Facility Provider means the person so described in the Details.
Class B Note means each note issued in accordance with this document and the Supplementary Terms Notice:

(a)	issued for a subscription price of 100% of its principal amount under this document and the Supplementary Terms Notice, and

(b)	designated as a Class B Note in the Supplementary Terms Notice.
Class B Note Register means the Note Register established and maintained by the Trustee in respect of the Class B Notes in accordance with the Master Trust Deed.
Code means the United States of America Internal Revenue Code of 1986.
Contested Tax means a Tax payable by the Trustee in respect of the Trust constituted pursuant to this document where the Trustee:

(a)	in good faith, and in accordance with proper procedures, is contesting its liability to pay that Tax; and

(b)	is not required by applicable law to pay that Tax prior to contesting its liability to pay that Tax; and

(c)
has satisfied the Class B Facility Provider that it has set aside sufficient reserves of liquid assets in respect of the Trust to pay that Tax and any fine, penalty or interest payable if the contest is unsuccessful.

Costs includes costs, charges and expenses, including those incurred in connection with advisers.
Details means the section of this document headed “Details”.
Directive means:

(a)	a law; or

(b)	a treaty, an official directive, request, guideline or policy (whether or not having the force of law) of any governmental agency.
Drawdown means, in respect of a Class B Note, each financial accommodation provided by:

(a)	the issuance of that Class B Note to the Class B Facility Provider; and

(b)	by increasing the Invested Amount of that Class B Note.
Drawdown Date means the date on which a Drawdown is or is to be made.
Excluded Tax means:

(a)
any Tax required to be withheld or deducted as a result of the Class B Facility Provider not subscribing for or holding the Notes in carrying on a business at or through a permanent establishment in Australia;

(b)
any Tax required to be withheld or deducted as a result of the Class B Facility Provider not supplying the Trustee with an appropriate Australian tax file number, (if applicable) Australian business number or proof of an exemption from a requirement to provide such details; and

(c)
any Taxes required to be withheld or deducted pursuant to a notice or direction issued by the Commissioner of Taxation under section 255 of the Tax Act or section 260-5 of Schedule 1 to the Taxation Administration Act 1953 of the Commonwealth of Australia or any similar law.

Facility means the facility offered under this document.
FATCA means sections 1471 through to 1474 of the Code or any consolidation, amendment, re-enactment or replacement of those provisions and including any regulations or official interpretations issued, agreements (including, without limitation, intergovernmental agreements) entered into or non-United States laws enacted with respect thereto.
Final Maturity Date means the final maturity date set out in the Details, but if that is not a Business Day, then the preceding Business Day as extended by agreement in writing by the parties to this document.
General Security Agreement means the document entitled “Southern Cross WEX 2015-1 Trust General Security Agreement” entered into between the Trustee and the Security Trustee dated on or about the date of this document.
Governmental Agency has the meaning given to that term in the Receivables Acquisition and Servicing Agreement.
Interest Payment Date means each Payment Date.
Interest Period has the meaning given to that term in the Details.
Interest Rate has the meaning given to that term in the Details.
Manager means the person so described in the Details.
Margin has the meaning given to that term in the Details.
Renewal Date means, on any day, the last day of the then current Availability Period.
Security Trust Deed means the deed entitled “Southern Cross Trust Security Trust Deed” between the Trustee, the Manager and the Security Trustee, dated 14 September 2006.
Supplementary Terms Notice means the deed entitled “Supplementary Terms Notice - Southern Cross WEX 2015-1 Trust” between, amongst others, the Trustee, the Manager, the Security Trustee and WEX Australia Pty Ltd, dated on or about the date of this document.
Taxes means taxes, levies, imposts, charges and duties (including withholding tax, approved issuer levy, stamp and transaction duties) together with any related interest, penalties, fines and expenses payable in connection with them, except if imposed on or calculated having regard to, the net income of the Class B Facility Provider.
Trust means the Southern Cross WEX 2015-1 Trust.
Trustee means the person so described in the Details.

22.2	Other definitions
Unless otherwise defined in this document, words and phrases defined in Security Trust Deed or the Supplementary Terms Notice have the same meaning in this document, with references to “this document” being construed as references to this document. In the event of an inconsistency between a definition in the Security Trust Deed, the Supplementary Terms Notice and this document, the definition in this document prevails. In the event of any inconsistency between a definition in the Supplementary Terms Notice and a definition in the Security Trust Deed, the definition in the Supplementary Terms Notice will prevail.

22.3	Interpretation
Clauses 25.2 (“References to certain general terms”) to 25.4 (“Headings”) (inclusive) of the Security Trust Deed are deemed to be incorporated in this document as if set out in full in it.

22.4	Limitation
The rights and obligations of the parties under this document relate only to the Trust. The Class B Facility Provider has no obligation under this document to provide financial accommodation to the Trust in respect of any other Trust established under the Master Trust Deed.

EXECUTED as a deed

Schedule 1 - Transfer of Class B Notes (clause 3.4)

1	Form of transfer
All transfers of a Class B Note must be in writing in the form of the transfer as agreed between the Trustee (at the direction of the Manager) and the Class B Facility Provider (“Transfer Form”).

2	Execution of transfer
Every Transfer Form must be duly completed, duly stamped (if applicable), executed by the transferor and the transferee and delivered to the Trustee. The transferor is deemed to remain the Noteholder for all purposes until the name of the transferee is entered into the Class B Note Register.

3	Restrictions on transfer
A Noteholder is only entitled to transfer a Class B Note if:

(a)
the amount payable by the proposed transferee in relation to the relevant Class B Note is A$500,000 or more or if the offer or invitation to the offer or invitation to the proposed transferee by the Noteholder in relation to the Class B Note does not require disclosure to investors in accordance with Part 6D.2 or Chapter 7 of the Corporations Act;

(b)	the offer or invitation is not made to a person who is a “retail client” within the meaning of section 761G of the Corporations Act;

(c)	the offer or invitation giving rise to the transfer does not constitute an offer or invitation to the public for the purposes of Section 82 of the Corporations Act;

(d)	the transfer would not cause the Trustee to withhold any amounts of tax in respect of interest payments under the relevant Class B Notes; and

(e)	the transfer would not otherwise breach any restriction on transfer of the Class B Note contained in the Security Trust Deed, any Transaction Document or any applicable law.

4	Trustee may refuse to register
The Trustee may refuse to register any Transfer Form:

(a)	if it is not duly completed, executed and stamped (if necessary); or

(b)	if it contravenes or fails to comply with the terms of this document; or

(c)	if the transfer would result in a contravention of or failure to observe the provisions of a law of a state or territory of the Commonwealth of Australia, or of the Commonwealth of Australia.
The Trustee is not bound to give any reason for refusing to register any Transfer Form and its decision is final, conclusive and binding. If the Trustee refuses to register a Transfer Form, it must, as soon as practicable following that refusal, send to the relevant Noteholder and to the party seeking to take the transfer of the Class B Note notice of that refusal. The Trustee has no obligation to enquire whether a transfer of a Class B Note complies with the restrictions in this document.

5	Registration of transferee
Subject to the terms of this schedule, the Trustee must upon receipt of a Transfer Form register the transferee in the Register. No fee is to be charged for the registration of any Transfer Form.

6	No transfer if Class B Note Register closed
The Trustee may refuse to register any Transfer Form for such period as the Class B Note Register is closed for any reason or any purpose.

7	Rights and obligations of transferee
The Class B Notes are negotiable. A transferee of a Class B Note pursuant to this document has the following rights and obligations from the time of registration:

(a)	all those rights which the transferor previously had; and

(b)	all those obligations of the Noteholder as provided by this document as if the transferee was originally a party to it.

8	When transfer effective
Subject to refusal by the Trustee to register a transfer of a Class B Note under this clause, and subject to condition 9 (“Transfer Form received when Register closed”), a Transfer Form is deemed for the purposes of this document to take effect and be registered from the beginning of the Business Day on which the Transfer Form was received by the Trustee, except that if a Transfer Form is received by the Trustee after 3:30 pm in Sydney, the Transfer Form is deemed not to be effective until the next Business Day (when the Class B Note Register is open) following its receipt by the Trustee.

9	Transfer Form received when Register closed
If a Transfer Form is received by the Trustee during any period when the Class B Note Register is closed under this document, or on any day which is not a Business Day, the Transfer Form is deemed to be effective and registered (subject to refusal by the Trustee to register a transfer) from the beginning of the first Business Day on which the Class B Note Register is re-opened.

10	Payments to transferee
Subject to this document, upon entry of a transferee in the Class B Note Register, the transferee is ipso facto entitled to receive any payments then due or which become due to the Noteholder and the Trustee is discharged for any such payment made to the transferee and, without limiting the foregoing, whether or not the entitlement to payment wholly or partly arose or accrued prior to the transfer, except that where a transfer is received after the closure of the Class B Note Register as referred to in this document for the purpose of determining entitlements to interest or principal, but prior to the date upon which that interest or principal is due to be paid in respect of a Class B Note, then that interest and principal must be paid to the transferor and not the transferee.

11	Marked transfers
The Trustee must, unless the parties otherwise agree, provide marking services in the manner set out in this clause at the Trustee’s offices or the offices of a third party appointed pursuant to this document in Sydney. If the Trustee or a third party is requested by a Noteholder to mark a Transfer Form, the Trustee or the third party must so mark the Transfer Form. Until a period of 90 days (or such other period as determined by the Trustee and the Trustee) has elapsed from the date any Transfer Form is so marked, the Trustee or any third party must not register any Transfer Form in respect of the Class B Note except that marked Transfer Form.

12	Reliance on documents
The Trustee is entitled to accept and assume the authenticity and genuineness of any Transfer Form or any other document unless the Trustee has reasonable grounds to believe that it has not been duly executed. The Trustee is not bound to enquire into the authenticity or genuineness of any Transfer Form or other document, nor incurs any liability for registering any Transfer Form which is subsequently discovered to be a forgery or otherwise defective, unless the Trustee had actual notice of such forgery or defect at the time of registration of such Transfer Form.

13	Specimen signatures
The Trustee may (but need not) require a Noteholder to submit specimen signatures (and, in the case of a corporation, may require those signatures to be authenticated by a secretary or director of the Noteholder) of persons authorised to execute Transfer Forms on behalf of the Noteholder and is entitled to assume (until notified to the contrary) that such authority has not been revoked.

14	Persons entitled on transmission
If a Noteholder dies, the Trustee will recognise only the survivor or survivors (where the deceased was a joint Noteholder) or the administrators (in all other cases) as having any title to the Class B Note registered in the name of the deceased.

15	Registration on transmission
A person who becomes entitled to a Class B Note (and gives evidence of that entitlement to the Trustee in a form satisfactory to the Trustee) because of the death, insolvency, bankruptcy, insanity or other disability of a Noteholder is entitled to be registered as the Noteholder or to nominate some other person to be registered as the Noteholder.

16	Notice of election
To effect a registration under condition 15 (“Registration on transmission”), the person must give a written notice to the Trustee requesting the registration. If a Class B Note is to be registered in the name of a nominee of the person, the person must also execute a transfer of the Class B Note to the nominee. All the provisions of this document relating to the registration of transfers apply to such a notice or transfer as if it were a transfer executed by a Noteholder.

17	Rights of transmittee prior to registration
A person who becomes entitled to the Class B Note because of the death, insolvency, bankruptcy, insanity or other disability of a Noteholder is entitled to receive and may give a discharge for all money payable in respect of the relevant Class B Note.

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ࣩ King & Wood Mallesons 12164703_10	Southern Cross WEX 2015-1 Trust Class B Facility Deed 31 July 2015	4

Signing page
DATED:           28 April 2015

Manager

SIGNED, SEALED AND DELIVERED by Eugene Ong
as attorney for THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. under power of attorney dated 14 July 2014 in the presence of:

/s/ Ronald Lee
Signature of witness

RONALD LEE
Name of witness (block letters)
) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/Eugene Ong By executing this document the attorney states that the attorney has received no notice of revocation of the power of attorney

Class B Facility Provider

EXECUTED by WEX AUSTRALIA PTY LTD in accordance with section 127(1) of the Corporations Act 2001 (Cwlth) by authority of its directors:

/s/ Gregory Drumm
Signature of director

GREGORY DRUMM
Name of director (block letters)
) ) ) ) ) ) ) ) ) ) ) )	/s/ Guy Steel Signature of company secretary* GUY STEEL Name of company secretary* (block letters)

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Southern Cross WEX 2015-1 Trust Class B Facility Deed

Trustee

SIGNED, SEALED AND DELIVERED by
as attorney for PERPETUAL CORPORATE TRUST LIMITED (in its capacity as trustee of the Southern Cross WEX 2015-1 Trust) under power of attorney dated 16 September 2014 in the presence of:

/s/ Eugene Tee
Signature of witness

EUGENE TEE
Name of witness (block letters)
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )

/s/ Manish Sarat
Manish Sarat
Manager

By executing this document the attorney states that the attorney has received no notice of revocation of the power of attorney

/s/ Hagbarth Strom
Hagbarth Strom
Senior Transaction Manager

By executing this document the attorney states that the attorney has received no notice of revocation of the power of attorney

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